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                                                                    EXHIBIT 21



                        SUBSIDIARIES OF THE REGISTRANT



                                                            JURISDICTION
                                                                 OF
SUBSIDIARY                                                  INCORPORATION
----------                                                  -------------

Hach Europe, S.A./N.V.                                        Belgium

Hach (Barbados) FSC, Inc.                                     Barbados

Hach Sales & Service Canada Ltd.                              Canada

Hach Acquisition Corp.                                        Delaware